Exhibit 10.6

Axiom Solutions International, Inc.

2027 EQUITY INCENTIVE PLAN

(EFFECTIVE AS OF [•], 2027)

Article 1. Establishment; Purposes of the Plan

Axiom Solutions International, Inc., a Texas corporation (the “Company”), hereby establishes this Axiom Solutions International, Inc. 2027 Equity Incentive Plan (the “Plan”), effective as of [•], 2027 (the “Effective Date”).

The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants, to give recognition to the contributions made or to be made by Outside Directors to the success of the Company and to promote the success of the Company’s business by linking the personal interests of Employees, Directors and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders.

Article 2. Definitions

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

2.1	“Adjusted Awards” shall have the meaning set forth in Section 8.7.

2.2

“Affiliate” means any corporation or other entity (including but not limited to partnerships and joint ventures) which is, directly or indirectly through one or more intermediary entities controlled by, or under common control with, the Company.

2.3

“Award” means an award of an Option, SAR, Performance Share, Performance Unit, Restricted Stock Award, Restricted Stock Unit, or any other right or benefit, including any other Stock-Based Award and Adjusted Awards under ARTICLE 8, granted to a Participant pursuant to the Plan.

2.4	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.5	“Board” means the Board of Directors of the Company.

2.6	“Change of Control” shall mean the occurrence of any of the following events:

(a)

A transaction or series of transactions (other than an offering of the Shares to the general public through a registration statement filed with the Securities and Exchange Commission (“SEC”)) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)

During any 12-month period, a change of a majority of the Board as constituted as of the beginning of such period, unless the election, or nomination for election by the Company’s stockholders, of each director who was not a director at the beginning of such 12-month period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved; or

(c)

The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

(i)

Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)

After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)	The Company’s stockholders approve a liquidation or dissolution of the Company.

A transaction will not constitute a Change of Control or other consolidating event if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

2.7	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.8	“Committee” means the Compensation and People Committee of the Board, or such other committee appointed by the Board to administer the Plan.

2.9	“Common Stock” means the common stock of the Company.

2.10	“Company” shall have the meaning set forth in ARTICLE 1 hereof and shall include any successor to the Company.

2.11

“Consultant” means an individual consultant or independent contractor who provides services to the Company or any Parent, Subsidiary or Affiliate and who is a natural person, so long as such person (a) renders bona fide services that are not in connection with the offer or sale of the Company’s securities in a capital raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.12	“Director” means a member of the Board, or as applicable, a member of the board of directors of a Parent, Subsidiary or Affiliate.

2.13

“Disability” shall have the meaning (if any) specified in the applicable Award Agreement. In the absence of any definition in the Award Agreement, “Disability” means, with respect to a Participant, that such Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment, such as a treating physician’s written certification, sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under this Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code.

2.14	“Effective Date” shall have the meaning set forth in ARTICLE 1 hereof.

2.15	“Eligible Individual” means any person who is an Employee, Director or Consultant, as determined by the Committee.

2.16

“Employee” means a full time or part time employee of the Company or any Parent, Subsidiary or Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or any Parent, Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or any Parent, Subsidiary or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or a Parent, Subsidiary or Affiliate’s policy or (ii) transfers between locations of the Company or between the Company and/or any Parent, Subsidiary or Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or Parent, Subsidiary or Affiliate shall be sufficient to constitute “employment” by the Company or any Parent, Subsidiary or Affiliate.

2.17	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.18	“Exercise Price” shall have the meaning set forth in Section 5.1(a).

2.19

“Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in the Wall Street Journal (or such other source as the Committee may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.19, the fair market value established by the Committee acting in good faith. For purposes of a “net exercise” procedure for Options, the Committee may apply a different method for calculating Fair Market Value.

2.20	“FINRA” shall have the meaning set forth in Section 5.1(c).

2.21	“Flex” means Flex, Ltd., a company incorporated in Singapore.

2.22	“Flex Awards” shall have the meaning set forth in Section 8.7.

2.23

“Full-Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays a minimum value equal to the Fair Market Value of the Shares, as determined as of the date of grant.

2.24	“Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.25	“Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Shares are subject to Section 16 of the Exchange Act.

2.26	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.27

“Option” means a right granted to a Participant pursuant to ARTICLE 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

2.28	“Outside Director” means a member of the Board who is not an Employee.

2.29

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns Shares possessing more than fifty percent (50%) of the total combined voting power of all classes of Shares in one of the other corporations in such chain or a “parent corporation” within the meaning of Section 424(e) of the Code.

2.30	“Participant” means any Eligible Individual who, as an Employee, Director or Consultant, as determined by the Committee, has been granted an Award pursuant to the Plan.

2.31

“Performance Criteria” means such factors as may be selected by the Committee, in its sole discretion, to determine whether the Performance Goals established by the Committee and applicable to Awards have been satisfied, including without limitation, the following measures:

(a)	Net revenue and/or net revenue growth;

(b)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)	Operating income and/or operating income growth;

(d)	Net income and/or net income growth;

(e)	Cash flow, operating income, or net income margins;

(f)	Earnings per share and/or earnings per share growth;

(g)	Total stockholder return and/or total stockholder return growth;

(h)	Share price;

(i)	Return on equity;

(j)	Operating or free cash flow;

(k)	Economic value added;

(l)	Return on invested capital;

(m)	Environmental, social and governance objectives; and

(n)	Individual objectives.

2.32

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Parent, Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Parent, Subsidiary or Affiliate, or the performance of an Eligible Individual, and may, as applicable, be measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group or index. Any Performance Goals based on financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), and may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Committee, in its discretion, may provide for the appropriate adjustment or modification of the Performance Goals for such Performance Period to reflect any Extraordinary Events or any other events or occurrences for which the Committee determines an adjustment or modification should be made. “Extraordinary Events” means any objectively determinable component of a Performance Goal, including without limitation, foreign exchange gains and losses, asset write downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, unusual or noncash items, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements, or changes in law or accounting principles.

2.33

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a performance-based Award.

2.34

“Performance Share” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive a payment which is contingent upon achieving certain Performance Goals, and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.35

“Performance Unit” means a right granted to a Participant pursuant to Section 8.3 hereof, to receive a payment which is contingent upon achieving certain Performance Goals, and shall be evidenced by a bookkeeping entry representing the equivalent of the unit of value.

2.36	“Plan” shall have the meaning set forth in ARTICLE 1 hereof and shall include any amendment, as may be in effect from time to time.

2.37	“Replacement Award” shall have the meaning set forth in Section 10.2(c).

2.38	“Restricted Stock Award” means an Award of Shares granted pursuant to Section 8.5 that is subject to restrictions on transfer and/or forfeiture provisions.

2.39	“Restricted Stock Unit” means an Award granted pursuant to Section 8.4 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.40	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.41	“Share” means a share of Common Stock.

2.42	“Share Reserve” shall have the meaning set forth in Section 3.1(a).

2.43

“Spin-Off” means the distribution of Shares to the shareholders of Flex in 2027 pursuant to the Separation and Distribution Agreement by and between Flex and the Company, entered into in connection with such distribution.

2.44

“Stock Appreciation Right” or “SAR” means a right granted pursuant to ARTICLE 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price on the date the SAR was granted as set forth in the applicable Award Agreement.

2.45	“Stock-Based Award” means any Award that may be settled in Shares granted under ARTICLE 8 of this Plan.

2.46

“Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, and any other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company. For purposes of granting Options or any other “stock rights” within the meaning of Section 409A of the Code, an entity shall not be considered a Subsidiary if granting such stock right would result in the stock right becoming subject to Section 409A of the Code.

2.47

“Substitute Awards” means Awards (excluding Adjusted Awards) granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate merges.

2.48	“Ten Percent Stockholder” shall have the meaning set forth in Section 5.2(c).

2.49

“Termination of Service” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Employee, Director or Consultant. Unless the express written policy of the Company, or the Committee, otherwise provides, and except as otherwise required by applicable law, an Employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) maternity or paternity leave, (iii) military leave, (iv) transfers of employment between the Company and any Parent, Subsidiary or Affiliate, or (v) any other leave of absence authorized by the Company or one of its Subsidiaries, or approved by the Committee; provided, that any such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Committee otherwise provides. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the applicable Award Agreement. Except as otherwise determined or approved by the Committee, the divestiture of all or part of a Subsidiary, business unit or division as a result of which the Participant no longer provides services as an Employee, Director or Consultant to the Company or any Parent, Subsidiary or Affiliate shall be considered a Termination of Service for purposes of the Plan. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

Article 3. Shares Subject to the Plan and Limitations

3.1	Number of Shares Available.

(a)

Subject to ARTICLE 10, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be [•] Shares (the “Share Reserve”). The Share Reserve is a limitation on the number of Shares that may be issued under this Plan. As a single Share may be subject to grant more than once (for example, if a Share subject to an Award is forfeited, it may be made subject to grant again as provided in this Section 3.1), the Share Reserve is not a limit on the number of Awards that can be granted. The Shares authorized for delivery to Participants under this Plan of up to the number of Shares in the Share Reserve may be used to grant Incentive Stock Options during the term of this Plan. Any Shares that are subject to an Award shall be counted against this limit as one (1) Share for every one (1) Share granted or subject to grant for any such Award.

To the extent that an Award terminates, is forfeited, is cancelled, expires, lapses for any reason, or is settled in cash (in whole or in part), the Shares subject to such Award shall again be available for the grant of an Award pursuant to the Plan.

(b)

Shares that are withheld or exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award (including any Adjusted Award) under this Plan, and Shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award (including any Adjusted Award) under this Plan, shall be added back to the Shares available for Awards under this Plan. Shares issued under Substitute Awards that qualify for an exemption from the applicable stockholder-approval requirements under Nasdaq Listing Rule 5635(c) shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, cancellation, expiration, lapse or cash settlement as otherwise provided in this Section 3.1.

3.2

Shares Distributed. Any Shares distributed pursuant to an Award may consist in whole, or in part, of Shares allotted and issued and/or transferred to the Participant (which may in the case of a transfer of Shares and to the extent permitted by law, include Shares held by the Company as treasury shares).

3.3

Limit on Outside Director Compensation. The aggregate value of cash compensation and grant date Fair Market Value of Shares that may be paid or granted during any calendar year of the Company to any Outside Director for service as an Outside Director shall not exceed $1,000,000. The limitation described in this Section shall be determined without regard to amounts paid to an Outside Director during or for any period in which such individual was an Employee or Consultant, and any severance and other payments paid to an Outside Director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled.

3.4

Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, no Award granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant (excluding, for this purpose, any (i) Substitute Awards, (ii) Adjusted Awards, (iii) Awards to Outside Directors granted on or about the date of an annual meeting of stockholders that vest on the day of or the day prior to the next annual meeting of stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, and (iv) Shares delivered in lieu of fully earned Outside Director cash compensation obligations); provided, however, that, such restriction shall not apply to Awards granted under this Plan with respect to the number of Shares which, in the aggregate, does not exceed five percent (5%) of the Share Reserve under Section 3.1(a) (subject to Section 10.1). For the avoidance of doubt, this Section 3.4 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change of Control, in the terms of the Award Agreement or otherwise.

Article 4. Eligibility and Participation.

4.1

Eligibility. Awards may be granted to Eligible Individuals; provided, however, Incentive Stock Options shall only be awarded to “employees” of the Company, or a Parent or Subsidiary within the meaning of Section 422 of the Code. A person may be granted more than one Award under this Plan. In addition, holders of Adjusted Awards are eligible to participate in the Plan with respect to such Adjusted Awards.

4.2

Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right by virtue of this Plan to receive an Award pursuant to this Plan.

Article 5. Options

5.1	General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)

Exercise Price. Other than in connection with Substitute Awards, or with respect to the Adjusted Awards, the exercise price per Share (“Exercise Price”) subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that: (i) the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant and (ii) the Exercise Price of any Incentive Stock Option granted to a Ten Percent Stockholder (as set forth in Section 5.2(c) below) will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(b)

Time and Conditions of Exercise. Subject to Section 3.4, the Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten (10) years from the date of grant. The Committee shall also determine the performance goals or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)

Payment. The Committee shall determine the form and methods by which the Exercise Price of an Option may be paid, including, without limitation: (i) cash or check, (ii) through the withholding of Shares otherwise deliverable upon exercise of the Award, whereby the Participant shall be (1) deemed to have waived his or her right to delivery of the full number of Shares in respect of which the Option is exercised; and (2) deemed to have agreed to receive the number of Shares (after deducting the number of Shares which have a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Shares as to which the Award shall be exercised) as calculated by the Committee in its absolute discretion, (iii) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA” dealer) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA dealer irrevocably commits upon receipt of such Shares, to remit such amounts to the Company provided that treasury shares shall be utilized for delivery in this connection, (iv) with other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price where treasury shares shall be utilized for delivery in this connection; provided that payment of such proceeds is then made to the Company upon settlement of such sale), or (v) any combination of the foregoing methods of payment. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. No portion of the Exercise Price of an Option may be paid from the proceeds of a loan of cash from the Company to the Participant.

5.2

Incentive Stock Options. ISOs shall be granted only to “employees” of the Company, or a Parent or Subsidiary within the meaning of Section 422 of the Code, and the terms of any ISOs granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a)	Expiration. Subject to Section 5.2(c) hereof, an ISO shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i)	Ten (10) years from the date it is granted unless an earlier time is set forth in the Award Agreement;

(ii)	Three (3) months after the Participant’s Termination of Service; and

(iii)

One (1) year after the date of the Participant’s Termination of Service on account of Disability or death. Upon the Participant’s Disability or death, any ISOs exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such ISO or dies intestate, by the person or persons entitled to receive the ISO pursuant to the applicable laws of descent and distribution.

(b)

Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which ISOs are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code. To the extent that ISOs are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)

Ten Percent Stockholder. An ISO shall be granted to any individual who, at the date of grant, owns shares possessing more than ten percent of the total combined voting power of all classes of Shares of the Company (a “Ten Percent Stockholder”) only if such Option is granted at an Exercise Price that is not less than one hundred ten percent (110%) of Fair Market Value on the date of grant and the Option is exercisable for no more than five (5) years from the date of grant.

(d)

Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an ISO within (i) two (2) years from the date of grant of such ISO or (ii) one (1) year after the transfer of such Shares to the Participant.

(e)	Right to Exercise. During a Participant’s lifetime, an ISO may be exercised only by the Participant.

(f)

Failure to Meet Requirements. Any Option (or portion thereof) purported to be an ISO, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3	Exemption from Section 409A. It is intended that all Options granted under this Plan will be exempt from Section 409A of the Code.

5.4

Substitution of SARs. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

Article 6. Grants to Outside Directors

6.1	Types of Options and Shares. Options granted to Outside Directors under this Plan and subject to this ARTICLE 6 shall be Non-Qualified Stock Options.

6.2

Eligibility. Options subject to this ARTICLE 6 shall be granted only to Outside Directors. In no event, however, may any Outside Director be granted any Options under this ARTICLE 6 if such grant is prohibited, or restricted (either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such Outside Director is resident under the relevant securities laws of that jurisdiction.

6.3

Vesting and Exercisability. Each Option will vest and become exercisable according to the terms set forth by the Committee in the applicable Award Agreement as long as the Outside Director continuously remains a Director or a Consultant on each applicable vesting date. Notwithstanding anything to the contrary in ARTICLE 5, no Options granted to an Outside Director will be exercisable after the expiration of five (5) years from the date the Option is granted to such Outside Director. If the Outside Director is Terminated, the Outside Director may exercise his or her Options only to the extent that such Options would have been exercisable upon the Termination Date for such period as set forth in the Award Agreement. Notwithstanding any provision to the contrary, in the event of a Change of Control, the Committee may accelerate the vesting of all Options granted to Outside Directors in its discretion and such Options will become exercisable in full prior to the consummation of such Change of Control at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three (3) months of the consummation of said Change of Control event.

6.4

Exercise Price. The Exercise Price of an Option granted under this ARTICLE 6 shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date an Outside Director is granted such Option.

Article 7. Stock Appreciation Rights

7.1

Grant of SARs. A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (subject to Section 3.4, to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the SAR is exercised over (B) the grant price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, subject to any limitations the Committee may impose; provided that the term of any SAR shall not exceed ten (10) years.

7.2

Grant Price. The grant price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that, other than with respect to Substitute Awards, the per Share grant price for any SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

7.3	Payment and Limitations on Exercise.

(a)

Subject to Section 7.3(b) hereof, payment of the amounts determined under Section 7.1 hereof shall be in cash, in Shares (based on their Fair Market Value as of the date the SAR is exercised) or a combination of both, as determined by the Committee.

(b)	To the extent any payment under Section 7.1 hereof is effected in Shares, it shall be made subject to satisfaction of all provisions of ARTICLE 5 pertaining to Options.

Article 8. Other Types of Stock-Based Awards

8.1

General Restrictions on Stock-Based Awards. Subject to Section 3.4, Stock-Based Awards granted under this ARTICLE 8 may be based on the achievement of Performance Goals as determined by the Committee and/or on the completion of a specified number of years or period of service with the Company or a Parent, Subsidiary, or Affiliate of the Company. As soon as practicable following the completion of the Performance Period or Periods applicable to a performance-based Award, the Committee shall determine the extent to which the applicable Performance Goals have been achieved and, as applicable, the resulting final value of the Award earned by the Participant. Any rights to dividends or dividend equivalents are subject to Section 9.8.

8.2

Performance Share Awards. Performance Share Awards shall be denominated in a number of Shares and may be linked to any one or more of the Performance Criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period or Periods determined by the Committee.

8.3

Performance Unit Awards. Performance Unit Awards shall be denominated in units of value which may include the dollar value of Shares and may be linked to any one or more of the Performance Criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period or Periods determined by the Committee.

8.4

Restricted Stock Units. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units. Restricted Stock Unit Awards shall be denominated in unit equivalents of Shares and/or units of value including the dollar value of Shares, in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. On the settlement date, the Company shall, subject to Section 9.7, transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of Restricted Stock Units may be made in cash or any combination of cash and Shares, as determined by the Committee, in its sole discretion.

8.5

Restricted Stock Awards. A Restricted Stock Award is an Award of Shares granted pursuant to this Section 8.5. At the Committee’s election, Shares subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Committee. Unless otherwise provided in the applicable Award Agreement, a Participant shall have all rights of a stockholder with respect to Shares subject to a Restricted Stock Award, including the right to vote such Shares; provided, however, that any dividends paid on such Shares shall be subject to the same vesting and forfeiture restrictions as apply to the Shares subject to the Restricted Stock Award to which they relate, and shall not be paid unless and until such Shares vest. Shares subject to a Restricted Stock Award may be forfeited to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Committee. If a Participant’s service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the Shares held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award. No Restricted Stock Award may be transferred to any financial institution without prior approval by the Committee.

8.6

Other Stock-Based Awards. The Committee is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of Performance Criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

8.7

Adjusted Awards. The Company is authorized to issue Awards (“Adjusted Awards”) in connection with the replacement, assumption and equitable adjustment of equity and equity-based awards granted by Flex prior to the Spin-Off (collectively, the “Flex Awards”). Notwithstanding any other provision of the Plan to the contrary, (i) the number of Shares subject to an Adjusted Award and the exercise price of any Adjusted Award that is an Option shall be determined in accordance with a formula for conversion or adjustment of the corresponding Flex Award as set forth in the Employee Matters Agreement by and between Flex and the Company entered into in connection with the Spin-Off (the “Employee Matters Agreement”), and (ii) Adjusted Awards shall be subject to the same vesting terms and overall terms that applied to the corresponding Flex Awards as of immediately prior to the Spin-Off, in each case except as otherwise provided in the Employee Matters Agreement.

8.8

Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Units, Restricted Stock Awards, Restricted Stock Units and any other Stock-Based Award granted pursuant to this ARTICLE 8 shall be set by the Committee in its discretion.

8.9	Form of Payment. Payments with respect to any Awards granted under this ARTICLE 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

8.10

Timing of Settlement. At the time of grant and subject to Section 9.7, the Committee shall specify the settlement date applicable to an Award of Performance Shares, Performance Units, Restricted Stock Awards, Restricted Stock Units or any other Stock-Based Award granted pursuant to this ARTICLE 8, which shall be no earlier than the vesting date(s) applicable to the relevant Award and may be later than the vesting date(s) to the extent and under the terms determined by the Committee.

Article 9. Provisions Applicable to Awards

9.1

Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2

Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event of a Participant’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3

Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than to or in the favor of the Company or a Parent, Subsidiary or Affiliate. Except as otherwise provided herein, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Outside Directors). The Committee by express provision in the Award Agreement or an amendment thereto may, subject to applicable laws, permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s Termination of Service or employment with the Company or a Parent, Subsidiary or Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. For the avoidance of doubt, Options and SARs may not be transferred to a third-party financial institution for value.

9.4

Termination of Service. Any Award granted under this Plan to a Participant who is an Employee or Director shall only be exercisable or payable while the Participant is an Employee or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that any Award may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change of Control, or because of the Participant’s retirement, death or Disability, or otherwise. The effect of a Participant’s Termination of Service on a Participant’s performance-based Award, and any post-termination exercise period, shall be as determined by the Committee and set forth in the applicable Award Agreement or other written agreement entered into between the Company and the Participant.

9.5

Beneficiaries. Notwithstanding Section 9.3 hereof, a Participant may, if permitted by the Committee and any applicable local laws, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to either the person’s estate or legal representative or the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution (or equivalent laws outside the U.S.). Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.6

Share Certificates; Book-Entry Registration. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting of any Award, or register any Shares in book-entry form, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates or registration in book-entry form is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Shares delivered pursuant to the Plan, whether evidenced by certificate or book-entry registration, are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, local, or foreign securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate or book-entry evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

9.7

Deferrals. The Committee may, in an Award Agreement or otherwise, provide or permit for the deferred delivery of Shares or cash upon settlement, vesting or other events with respect to Performance Shares, Performance Units, Restricted Stock Awards, Restricted Stock Units, or other Stock-Based Awards, as applicable. Notwithstanding anything herein to the contrary, in no event will an election to defer the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. None of the Company, the Board or the Committee shall have any liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Company, the Board or the Committee.

9.8

Dividends and Dividend Equivalents. No dividends or dividend equivalents may be paid to a Participant with respect to an Award prior to the vesting of such Award. Subject to the preceding sentence, a Full-Value Award may provide for dividends or dividend equivalents to accrue on behalf of a Participant as of each dividend payment date during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid, and to be converted to vested cash or Shares at the same time and in all events subject to the same restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend or dividend equivalents have been credited and shall not be paid until and unless the underlying Award vests. For the avoidance of doubt, no dividends or dividend equivalents shall be paid or granted in respect of Shares subject to Options or SARs and no holder of an Option or SAR shall be entitled to any dividends with respect to the Shares subject to Options or SARs unless and until such Options or SARs have vested and have been exercised in accordance with the terms of the Plan and the applicable Award Agreement and such Shares are reflected as issued and outstanding.

Article 10. Changes in Capital Structure

10.1

Adjustments. Should any change be made to the Shares issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off, extraordinary cash dividend or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any Participant may be granted Awards under the terms of the Plan or that may be granted generally under the terms of the Plan, and (iii) the number and/or class of securities and price per Share in effect under each Award outstanding under ARTICLE 5 through ARTICLE 8. Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. Notwithstanding anything herein to the contrary, an adjustment to an Award under this Section 10.1 may not be made in a manner that would result in the grant of a new Option or SAR under Code Section 409A. The adjustments determined by the Committee shall be final, binding and conclusive.

10.2	Change of Control.

(a)

In the event of a Change of Control, the Committee, in its sole discretion, may arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue outstanding Awards or to substitute a similar award for any such Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change of Control (the “Change of Control Price”)). Further, the Committee, in its sole discretion, may provide for the cancellation and exchange of any Awards for an amount of cash equal to the excess (if any) of the Change of Control Price of the Shares covered by such Awards, over the aggregate exercise price of such Awards; provided, however, that if the exercise price of an Option or SAR exceeds the Change of Control Price, such Award may be cancelled for no consideration.

(b)

Notwithstanding Section 10.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other plan or written agreement entered into between the Company and a Participant, if a Change of Control occurs and a Participant’s Full-Value Awards are not converted, assumed, or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary thereof, such Full-Value Awards shall automatically vest and all forfeiture restrictions on such Awards shall lapse immediately prior to the Change of Control and following the consummation of such Change of Control, the Award shall terminate and cease to be outstanding. With respect to Full-Value Awards that were granted subject to vesting based in whole or in part upon the achievement of Performance Goals, except as otherwise set forth in an applicable Award Agreement or as otherwise determined by the Committee, the number of Shares underlying such Full-Value Award shall be determined assuming (A) the date of such Change of Control was the last day of the applicable Performance Period, and (B) the level of performance as of such date was the higher of the applicable “target” level of performance or the actual level of achievement of the applicable Performance Goals, as determined in the sole discretion of the Committee. Further, if a Change of Control occurs and a Participant’s Options or SARs are not converted, assumed or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary thereof, such Options or SARs outstanding at the time of the Change of Control, shall automatically vest and become fully exercisable immediately prior to the Change of Control and thereafter shall automatically terminate. In the event that the terms of any agreement (other than the Award Agreement) between the Company or any Subsidiary or Affiliate and a Participant contains provisions that conflict with, and are more restrictive than, the provisions of this Section 10.2(b), this Section 10.2(b) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. The determination of comparability in this Section 10.2(b) and in Section 10.2(c) shall be made by the Committee, and its determination shall be final, binding and conclusive.

(c)

Notwithstanding Section 10.1 hereof, and except as otherwise may be specifically provided (with reference to this Section 10.2(c)) in any applicable Award Agreement or other plan or written agreement entered into between the Company and a Participant, if a Change of Control occurs and any of a Participant’s outstanding Awards are converted, assumed or replaced by a comparable award (a “Replacement Award”) by a successor or survivor corporation, or by a parent or subsidiary thereof, such Replacement Awards shall not immediately vest merely as a result of such Change of Control, but any such outstanding Replacement Awards shall be treated as follows in the event of an Involuntary Termination of Service that occurs within twenty-four (24) months after such Change of Control:

(i)

Immediately upon the Participant’s Involuntary Termination of Service, any such outstanding Replacement Awards related to Full-Value Awards that were granted subject to vesting based solely upon continued employment or other service shall become vested in full (without pro-ration), and all forfeiture restrictions on such Replacement Awards shall lapse;

(ii)

Immediately upon the Participant’s Involuntary Termination of Service, any such outstanding Replacement Awards related to Full-Value Awards that were granted subject to vesting based in whole or in part upon the achievement of Performance Goals shall become vested in full (without pro-ration), and all forfeiture restrictions on such Replacement Awards shall lapse, with the number of Replacement Awards so vesting being determined (A) assuming the applicable “target” level of performance, for a Replacement Award (or any portion thereof) for which the applicable Performance Period (or portion thereof designated in the applicable Award Agreement as a separate measurement period) has not been completed as of the date of the Participant’s Involuntary Termination of Service, and (B) based upon the actual level of achievement of the applicable Performance Goals during the applicable Performance Period (or portion thereof designated in the applicable Award Agreement as a separate measurement period), for a Replacement Award (or any portion thereof) for which the applicable Performance Period (or portion thereof designated in the applicable Award Agreement as a separate measurement period) has been completed as of the date of the Participant’s Involuntary Termination of Service; and

(iii)

Immediately upon the Participant’s Involuntary Termination of Service, any such outstanding Replacement Awards related to Options or SARs shall become vested in full (without pro-ration), all forfeiture restrictions on such Replacement Awards shall lapse, and such Replacement Awards shall become fully exercisable and shall remain exercisable thereafter until the earlier of (A) ninety (90) days after the Participant’s Involuntary Termination of Service, or (B) the latest date under which the Option or SAR to which such Replacement Award relates could have expired in accordance with its original terms under any circumstances.

(d)	For purposes of Section 10.2(c), the following terms shall have the meanings specified below:

(i)

“Involuntary Termination of Service” means a Participant’s Termination of Service that is either (x) by the Company or a Subsidiary (or any successor or survivor corporation, or a parent or subsidiary thereof) without Cause (and not as a result of the Participant’s death or Disability), or (y) if applicable, by the Participant for Good Reason.

(ii)

“Cause” shall have the meaning (if any) specified in the applicable Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the meaning (if any) specified in any severance plan of the Company or a Subsidiary that covers the Participant immediately prior to the Change of Control (as the same may be assumed, continued or replaced by a severance plan of a successor or survivor corporation, or a parent or subsidiary thereof, that defines “Cause” in a manner no less favorable to the Participant than the definition of “Cause” applicable to the Participant immediately prior to the Change of Control), or in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Subsidiary as in effect immediately prior to the Change of Control (as the same may be assumed, continued or replaced by an employment, consulting, or other agreement for the performance of services between the Participant and a successor or survivor corporation, or a parent or subsidiary thereof, that defines “Cause” in a manner no less favorable to the Participant than the definition of “Cause” applicable to the Participant immediately prior to the Change of Control) or, in the absence of any such plan or agreement that so defines the term, “Cause” shall mean, with respect to any Participant, the occurrence of any of the following: (A) the failure by the Participant to perform the Participant’s duties with the Company or a Subsidiary, or a successor or survivor corporation, or a parent or subsidiary thereof (collectively, the “Employer”) (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for performance is delivered to the Participant by the Employer which demand identifies the manner in which the Employer believes that the Participant has not performed the Participant’s duties; (B) the engaging by the Participant in conduct which is injurious to the Employer, monetarily or otherwise; (C) the Participant’s conviction of, guilty plea to, or entering a plea of nolo contendere to, a felony; or (D) the Participant’s breach of any terms of the Employer Code of Conduct, employee handbook or manual, written policies, or written agreements between the Employer and the Participant, including in each case, without limitation, with respect to confidential information and restrictive covenants.

(iii)

“Good Reason” shall have the meaning (if any) specified in the applicable Award Agreement, or, in the absence of any definition in the Award Agreement, “Good Reason” shall have the meaning (if any) specified in any severance plan of the Company or a Subsidiary, if any, that covers the Participant immediately prior to the Change of Control (as the same may be assumed, continued or replaced by a severance plan of a successor or survivor corporation, or a parent or subsidiary thereof, that defines “Good Reason” in a manner no less favorable to the Participant than the definition of “Good Reason”, if any, applicable to the Participant immediately prior to the Change of Control) or in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Subsidiary as in effect immediately prior to the Change of Control (as the same may be assumed, continued or replaced by an employment, consulting, or other agreement for the performance of services between the Participant and a successor or survivor corporation, or a parent or subsidiary thereof, that defines “Good Reason” in a manner no less favorable to the Participant than the definition of “Good Reason”, if any, applicable to the Participant immediately prior to the Change of Control). For purposes of clarity, a Participant shall have no rights under this Plan with respect to a Termination of Service for “Good Reason” unless and to the extent that such Participant is (or was, immediately prior to the Change of Control) a party to or covered by an applicable Award Agreement, severance plan, employment agreement, consulting agreement or other agreement for the performance of services between the Participant and the Company or a Subsidiary (or any successor or survivor corporation, or a parent or subsidiary thereof) that defines the term “Good Reason” with respect to such Participant.

(e)

The portion of any Incentive Stock Option accelerated in connection with a Change of Control (or an Involuntary Termination of Service within twenty-four (24) months thereafter) shall remain exercisable as an ISO only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Qualified Stock Option under the U.S. federal tax laws.

10.3

No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the Exercise Price of any Award.

Article 11. Administration

11.1

Authority of Committee. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Subject to the foregoing, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	designate Eligible Individuals to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Awards to be granted and the number of Shares or other consideration subject to Awards;

(f)

determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)

determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the Exercise Price or grant price, any restrictions or limitations on the Award, any schedule for the lapse of forfeiture restrictions or restrictions on the exercisability of an Award, vesting, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether the Performance Goals under any performance-based Award have been met;

(k)	determine whether, to what extent, and pursuant to what circumstances an Award may be settled in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

(l)	determine the methods that may be used to pay the Exercise Price or grant price of an Award;

(m)	establish, adopt, or revise any rules and regulations including adopting sub-plans to the Plan as the Committee may deem necessary or advisable under local law;

(n)

suspend or terminate the Plan at any time; provided that such suspension or termination does not impair the rights and obligations under any outstanding Award without written consent of the affected Participant;

(o)	determine the Fair Market Value of the Shares for any purpose;

(p)	amend, modify, extend, cancel or renew any Award (i.e., subject to the provisions of the Plan, including Section 13.1); and

(q)	make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

11.2

Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

11.3

Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than Insiders. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.3 shall serve in such capacity at the pleasure of the Committee.

Article 12. Effective and Expiration Date

12.1

Effective Date. The Plan shall be effective as of the Effective Date, subject to approval by the Company’s stockholder(s), which shall be within twelve (12) months before or after the Effective Date in accordance with the General Corporation Law of the State of Delaware, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules.

12.2

Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan on or after, the tenth (10th) anniversary of the Effective Date. No Incentive Stock Options may be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board or (ii) the date the Plan is approved by the Company’s stockholders. Any Awards that are outstanding on the expiration date of the Plan shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Article 13. Amendment, Modification, and Termination

13.1

Amendment, Modification, and Termination. The Committee has complete and exclusive power and authority to amend, terminate or modify the Plan (or any component thereof) in any or all respects whatsoever. However, except with respect to amendments made pursuant to Section 14.10 or Section 14.13 hereof, no such amendment or modification shall materially and adversely affect rights and obligations with respect to Awards at the time outstanding under the Plan, unless the Participant consents in writing to such amendment, other than to the extent necessary to comply with applicable income tax laws and regulations. In addition, the Committee may not, without the approval of the Company’s stockholders, amend the Plan to (i) materially increase the maximum number of Shares issuable under the Plan or the maximum number of Shares for which any one individual participating in the Plan may be granted Awards, (ii) materially modify the eligibility requirements for Plan participation, (iii) materially increase the benefits accruing to Participants or (iv) in any manner that requires such stockholder approval under Nasdaq or other stock exchange listing requirements then applicable to the Company. Further, other than pursuant to ARTICLE 10, the Committee shall not without the approval of the Company’s stockholders (a) lower the Exercise Price of an Option or grant price of a SAR after it is granted, (b) cancel an Option or SAR when the Exercise Price or grant price exceeds the Fair Market Value of one Share in exchange for cash (i.e. a cash buyout) or another Award (other than in connection with a Change of Control or Substitute Awards), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

13.2

Awards Previously Granted. Except with respect to amendments made pursuant to Section 14.10 or Section 14.13 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

Article 14. General Provisions

14.1

No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.2

No Stockholder Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the owner of such Shares, notwithstanding the exercise or vesting of an Option or other Award.

14.3

Withholding. The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes and any taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Parent, Subsidiary or Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes by any means authorized by the Committee. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

14.4

No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent, Subsidiary or Affiliate.

14.5

Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company or any Subsidiary or Affiliate.

14.6

Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Parent, Subsidiary or Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder, or as expressly provided by applicable law.

14.7	Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.

14.8

Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.9

Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down as appropriate.

14.10

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.11

Government and Other Regulations. The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver any certificates evidencing Shares subject to Awards granted hereunder, or register any Shares in book-entry form, prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register Shares issued or paid pursuant to the Plan under the Securities Act. If the Shares issued pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.12

Governing Law. The Plan and all Award Agreements, and all controversies thereunder or related thereto, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

14.13

Section 409A. Except as provided in Section 14.14 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one (1) day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments. The Company makes no representation that any Awards granted under the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Participants shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by such Participant on account of non-compliance with Section 409A.

14.14

No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., Incentive Stock Options) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 14.13 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

14.15

Recoupment. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts (or has adopted, including the Executive Incentive Compensation Recoupment Policy, as amended from time to time), including any clawback policy the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.